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                                  EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CyberCare, Inc. for the registration of 8,691,498 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 2001, with respect to the consolidated financial statements of CyberCare, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young, LLP

West Palm Beach, Florida
November 20, 2001